UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2006

ALTEON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16043	13-3304550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Campus Drive
Parsippany, New Jersey 07054
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (201) 934-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

(a)    On October 9, 2006, Alteon Inc. (the “Company”) received a notice from the staff (the “Staff”) of the American Stock Exchange, Inc. (“Amex”) indicating that the Company is not in compliance with certain Amex continued listing standards, specifically, (i) Section 1003(a)(i) of the Amex Company Guide, as a result of the Company’s shareholder’s equity of less than $2,000,000 and losses from continuing operations and/or net losses in two out of its three most recent fiscal years; (ii) Section 1003(a)(ii) of the Amex Company Guide, as a result of the Company’s shareholder’s equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years; and (iii) Section 1003(a)(iii) of the Amex Company Guide, as a result of the Company’s shareholder’s equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years.

In order to maintain its Amex listing, the Company must submit a plan (the “Plan”) by November 8, 2006 advising Amex of the action it has taken, or will take, which would bring the Company into compliance with all the continuing listing standards of the Amex Company Guide by April 9, 2008 (the “Plan Period”). If Amex accepts the Plan, the Company may be able to continue its listing during the Plan Period, during which time the Company will be subject to periodic review to determine if the Company is making progress consistent with the Plan. If the Company does not submit a Plan, or if the Plan is not accepted, it will be subject to delisting proceedings. Furthermore, if the Plan is accepted but the Company is not in compliance with all the continued listing standards of the Amex Company Guide by April 9, 2008, or if the Company does not make progress consistent with the Plan during the Plan Period, the Company may be subject to delisting proceedings. The Company may appeal a Staff determination to initiate delisting proceedings.

The Company intends to prepare and submit a Plan within the time frame required by the Amex. However, there is no guarantee that the Company will be able to complete and timely file the Plan, that the Plan will be accepted by Amex, or that the Company will be able to make progress consistent with the Plan if it is accepted. Prior to filing the Plan and, if the Plan is timely filed, while the Plan is under review by Amex, the Company expects that its common stock will continue to trade without interruption on Amex; however, the trading symbol for the Company’s Common Stock will have an indicator (.BC) added as an extension to signify noncompliance with the continued listing standards. Within five days of the October 9, 2006 letter from Amex, the Company will be included in a list on the Amex website of issuers that do not comply with the listing standards. The .BC indicator will remain as an extension on the Company’s trading symbol until the Company has regained compliance with all applicable continued listing standards.

A copy of the press release relating to the foregoing is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(b) - (d) Not applicable.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits.

99.1   Press Release dated October 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTEON INC.
Dated: October 13, 2006
	By:	/s/ Noah Berkowitz
Noah Berkowitz, M.D., Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

ExhibitNumber	Description

99.1	Press Release dated October 13, 2006.